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         compliance with that Rule, and (ii) that the Grantee is acquiring such shares of Restricted Stock for his own account and not on behalf of any other person or for further distribution.

                  (c) Certificates representing Restricted Stock shall bear a legend to the following effect:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TERMS, CONDITIONS AND RESTRICTIONS SET FORTH IN THE 1996 RESTRICTED STOCK AWARD PLAN OF THE COMPANY AND THE AWARD AGREEMENT EXECUTED PURSUANT THERETO, COPIES OF WHICH ARE ON FILE IN THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION. SUCH SHARES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE FEDERAL SECURITIES ACT OF 1933 (THE "ACT") OR THE APPLICABLE STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144, IN THE ABSENCE OF EFFECTIVE REGISTRATION UNDER THE ACT OR OTHER COMPLIANCE UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

                  (d) Certificates representing Common Stock which has vested but which was initially granted pursuant to the Plan shall bear a legend to the following effect for as long as counsel to the Company advises that such legend is necessary or advisable:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE FEDERAL SECURITIES ACT OF 1933 (THE "ACT") OR THE APPLICABLE STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144, IN THE ABSENCE OF EFFECTIVE REGISTRATION UNDER THE ACT OR OTHER COMPLIANCE UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

                  (e) The restrictions imposed by this Paragraph 11 shall remain in effect after the end of any vesting period and after the termination of the Plan. No reference elsewhere in this Plan to lapse of restrictions shall impair the continued validity of the restrictions imposed by this Paragraph 11.

         12. EMPLOYMENT OBLIGATIONS. The granting of an Award shall not impose upon the Company any obligation to employ or continue to employ any Grantee, and the right of the Company to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that an Award has been granted to him or her.